UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

FTS International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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PRESS RELEASE

FTS INTERNATIONAL, INC. ANNOUNCES CHANGE OF DATE, TIME AND FORMAT OF 2020 ANNUAL MEETING OF STOCKHOLDERS

April 24, 2020

FORT WORTH, Texas—(BUSINESS WIRE)—FTS International, Inc. (NYSE: FTSI) (the “Company”) announced today that due to public health and safety concerns related to the coronavirus (COVID-19) pandemic, the Company has changed the date, time and format of its 2020 annual meeting of stockholders (the “Annual Meeting”).

The Annual Meeting will now be held on Friday, May 8, 2020, at 1:00 p.m. Central Time, by means of a virtual meeting format only, instead of the date, time and location previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 27, 2020.

As described in the previously distributed proxy materials for the Annual Meeting, stockholders as of the close of business on March 12, 2020, the record date, are entitled to participate in the Annual Meeting. Stockholders will not be able to attend the Annual Meeting in person.

To participate in the Annual Meeting, stockholders must go to www.virtualshareholdermeeting.com/FTSI2020 and enter the 16-digit control number found on the previously provided proxy card, voting instruction form or notice of internet availability. The previously provided proxy card, voting instruction form or notice of availability that were included with the Company’s proxy materials will not be updated to reflect the change in date, time and format and may continue to be used to vote in connection with the Annual Meeting. During the meeting, stockholders may vote, ask questions and view the list of registered stockholders as of the record date by following the instructions available on the meeting website.

About FTS International

Headquartered in Fort Worth, Texas, FTS International is one of the only vertically integrated service providers of its kind in North America. To learn more, visit www.FTSI.com.

Lance Turner

Chief Financial Officer

817-862-2000

Investors@FTSI.com

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO NOW BE HELD MAY 8, 2020

The following Notice of Change of Date, Time and Format relates to the proxy statement (the “Proxy Statement”) of FTS International, Inc. (the “Company”), filed with the Securities and Exchange Commission (“SEC”) on March 27, 2020 and furnished to stockholders of the Company in connection with the solicitation of proxies by the board of directors of the Company for use at the Company’s Annual Meeting of Stockholders, to now be held on May 8, 2020. This Supplement is being filed with the SEC and is being made available to stockholders on or about April 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

FTS International, INC.

NOTICE OF CHANGE OF DATE, TIME AND FORMAT OF

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 8, 2020

To the Stockholders of FTS International, Inc.:

Due to public health and safety concerns related to the coronavirus (COVID-19) pandemic, FTS International, Inc. (the “Company”) has changed the date, time and format of its 2020 annual meeting of stockholders (the “Annual Meeting”).

The Annual Meeting will now be held on Friday, May 8, 2020, at 1:00 p.m. Central Time, by means of a virtual meeting format only, instead of the date, time and location previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 27, 2020.

As described in the previously distributed proxy materials for the Annual Meeting, stockholders as of the close of business on March 12, 2020, the record date, are entitled to participate in the Annual Meeting. Stockholders will not be able to attend the Annual Meeting in person.

To participate in the Annual Meeting, stockholders must go to www.virtualshareholdermeeting.com/FTSI2020 and enter the 16-digit control number found on the previously provided proxy card, voting instruction form or notice of internet availability. The previously provided proxy card, voting instruction form or notice of availability that were included with the Company’s proxy materials will not be updated to reflect the change in date, time and format and may continue to be used to vote in connection with the Annual Meeting. During the meeting, stockholders may vote, ask questions and view the list of registered stockholders as of the record date by following the instructions available on the meeting website.

Your vote is very important. Whether or not you plan to participate in the virtual meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you have already voted, there is no need to vote again unless you wish to change your vote.

By Order of the Board of Directors,

Jennifer L. Keefe
Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary

Fort Worth, Texas
April 24, 2020

The Annual Meeting on May 8, 2020 at 1:00 p.m. Central Time will be available at www.virtualshareholdermeeting.com/FTSI2020.

The Proxy Statement and 2019 Annual Report to Stockholders are available on our website at
www.FTSI.com. In addition, you may access our proxy materials at www.proxyvote.com.